Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Rocket Pharmaceuticals, Inc. on Form S-8 to be filed on or about July 13, 2026 of our report dated February 26, 2026, on our audits of the financial statements as of December 31, 2025 and 2024 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed February 26, 2026.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
July 13, 2026